AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this "Amendment ") to that certain Employment Agreement by and between Syniverse Corporation, a Delaware corporation ("Syniverse" and, together with any Subsidiaries and Affiliates as may employ Executive from time to time, and any successor(s) thereto, the "Company") and Robert Reich ("Executive") dated March 19, 2015 (the "Employment Agreement") is entered into this 20th day of May, 2015 (the "Effective Date of this Amendment"). Unless otherwise specified herein, all capitalized terms used herein shall have the same meaning given to them in the Employment Agreement.

WHEREAS , the Company and Executive are parties to the Employment Agreement ; and

WHEREAS, each of the Company and Executive wish to amend the Employment
Agreement as herein provided.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged , the Company and Executive hereby agree to amend the Employment Agreement as follows:

1.Amendment to Employment Agreement.

(a)	Section 3(c) is hereby amended and restated in its entirety as follows:

"(c) Equity Awards "

(i)On the Effective Date of this Amendment, Syniverse and Executive shall enter into an Amendment to Stock Option Agreement and Grant Notice in the form attached hereto as Exhibit A (the "Amendment to Stock Option Agreement"), to amend the option previously granted to Executive on April 1, 2015 (the "Original Option") to purchase 500,000 shares of common stock of Syniverse, par value $0.01 ("Common Stock"), under the 2011 Equity Plan of Syniverse Corporation, as it may be amended from time to time (the "2011 Equity Plan").

(ii)On the Effective Date of this Amendment , the Original Option granted to Executive shall be forfeited with respect to 140,000 shares, without payment for such portion of the Original Option that is forfeited, with the effect that following such forfeiture, Executive have no further rights with respect to any shares subject to the portion of the Original Option forfeited , but will retain rights with respect to an option to purchase an aggregate of 360,000 shares vesting in four equal installments as set out in the Amendment to Stock Option Agreement (the "Option").

(iii)On the Effective Date of this Amendment , Syniverse shall grant Executive 90,000 restricted stock units (the "RSUs") under the 201 1 Equity Plan and an award agreement thereunder. Subject to Executive's continued employment through the applicable vesting date, a percentage of the RSUs shall vest on the dates set forth below and shall thereupon be settled in shares of common stock of Syniverse, par value $0.01 ("Common Stock"), in accordance with the applicable award agreement:

Vesting Date	Percentage of RSUs Vesting
1st Anniversary of Grant Date	40%
2nd Anniversary of Grant Date	35%
3rd Anniversary of Grant Date	25%

(iv)    Notwithstanding anything to the contrary in this Agreement or any award agreement with respect to the Option or the RSUs, subject to Executive's continued employment for the period beginning on the Start Date and ending on the date of the consummation of a Change in Control, any equity awards (including, without limitation, the RSUs and the Option) granted to Executive under the 201 1 Equity Plan (or any successor thereto) that have not otherwise vested prior to such Change in Control shall become vested immediately prior to such Change in Control (and subject to the consummation of such Change in Control)."

(b)	Section 4(d)(iv) is hereby amended and restated in its entirety to read as follows:

"(d) Executive's employment with the Company may be terminated at any time by the Company without Cause. If the Company te1minates Executive's employment without
Cause or purportedly for Cause but without complying with the provisions of Section 4(a), the Company shall have the following obligations to Executive (but excluding any other obligation, except as provided in Section 4(g), to Executive pursuant to this Agreement):

(i)The continuation of his Base Salary, as severance, payable in accordance with the Company's general payroll practices (in effect from time to time) for a period commencing on the date of termination and ending one year from the date of termination ;

(ii)Executive shall be entitled to receive any unpaid Annual Bonus for the previous fiscal year and an amount equal to the Target Bonus (i.e., 75% of his current Base Salary) for the then current fiscal year (regardless of Company performance) , such unpaid Annual Bonus to be paid at such times as it would be payable if Executive's employment had not been terminated and such amount equal to the Target Bonus for the then current fiscal year to be paid at such times as the Annual Bonus for the then current fiscal year would be payable had Executive's employment not terminated ;

(iii)If Executive makes a timely election for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") with respect to the group health plans provided to Executive at the time of such termination (the "Welfare Plans"), the Company shall pay that portion of the COBRA premium that the Company pays for other senior executive employees with the same coverage for the shorter of (A) twelve (12) months and (B) the period that Executive is eligible for COBRA continuation coverage;

(iv)With respect to the Option, notwithstanding anything to the contrary in the award agreement related thereto, if such termination of Executive 's employment occurs during (A) the period beginning on the Start Date and ending on April 1, 2016, twenty-five percent (25%) of the Option shall automatically become vested and exercisable (to the extent not otherwise then exercisable); (B) the period beginning on April 2, 2016 and ending on April 1, 2017, fifty percent (50%) of the Option shall automatically become vested and exercisable (to the extent not otherwise then exercisable); (C) the period beginning on April 2, 2017 and ending on April I , 2018, seventy-five percent (75%) of the Option shall automatically become vested and exercisable (to the extent not otherwise then exercisable), and (D) the period beginning on April 2, 2018 and ending on April 1, 2019, one hundred percent (100%) of the Option shall automatically become vested and exercisable in full. For the avoidance of doubt, the percentage of the Option that will become vested and exercisable pursuant to this Section 4(d)(iv) shall equal the additional percentage of the Option that would have otherwise become vested and exercisable had Executive remained employed by the Company through the vesting date next following the date of termination ; and

(v)With respect to the RSUs, notwithstanding anything to the contrary in the award agreement related thereto, if such termi nation of Executive 's employment occurs during (A) the period beginning on the Start Date and ending on April 1, 2016, forty percent (40%) of the RSUs shall automatically become vested (to the extent not otherwise then vested) and be settled in accordance with their terms; (B) the period beginning April 2, 2016 and ending on April 1, 2017, seventy five percent (75%) of the RSUs shall automatically become vested (to the extent not otherwise then vested) and be settled in accordance with their terms; and (C) the period beginning on April 2, 201 7 and ending on April 1, 2018, one hundred percent (100%) of the RSUs shall automatically become vested (to the extent not otherwise then vested) and be settled in accordance with their terms. For the avoidance of doubt, the percentage of the RSUs that will become vested pursuant to this Section 4(d)(v) shall equal the additional percentage of the RSUs that would have otherwise become vested had Executive remained employed by the Company through the vesting date next following the date of termination ;

(vi)    Notwithstanding anything to the contrary in the award agreements related to the Option and the RSUs, the unvested portion of Option and the unvested RSUs, as of the date of such termination of Executive's employment (and immediately following any accelerated vesting described in Section 4(d)(iv) and (v) (collectively the "Unvested Equity Awards") shall remain outstanding and not expire until the 181st day following the date of such termination of Executive's employment and if and only if such termination occurs within the 180-day period immediately prior to the consummation of a Change in Control, then (A) any portion of the Option that has not otherwise theretofor become vested and exercisable shall automatically become vested and exercisable as of the date of the Change in Control (subject to the consummation of such Change in Control) and (B) the RSUs that have not otherwise theretofore become vested shall automatically become vested as of the date of the Change in Control (subject to the consummation of such Change in Control;

1.    provided, however, that the continuation of such salary and benefits and any right to acceleration of vesting and exercisability of the Option and RSUs shall cease on the occurrence of any circumstance or event that would constitute Cause under Section 8 (including any material breach of the covenants contained in Section 5 or Section 6 below); provided, further, that Executive's eligibility to participate in the Welfare Plans shall cease at such time as Executive is offered comparable coverage with a subsequent employer. For the avoidance of doubt, Unvested Equity Awards shall not, at any time after tennination of employment, be eligible for vesti ng based on the passage of time (as described in Sections 3(d)(ii) and (iii))."

2.No Other Amendment. Except as expressly set forth in this Amendment, the Employment Agreement shall remain unchanged and shall continue in full force and effect according to its terms.

3.Acknowledgement. Executive acknowledges and agrees that he has carefull y read this Amendment in its entirety, fully understands and agrees to its terms and provisions and intends and agrees that it be final and legally binding on Executive and the Company.

4.Governing Law; Counterparts. All issues and questions concerning the construction , validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

* * * * *

IN WITNESS WHEREOF , the parties hereto have executed this Agreement as of the date first written above.

SYNIVERSE CORPORATION

By: /s/ Stephen C. Gray
Stephen C. Gray
President and CEO

Executive

By: /s/ Robert F. Reich
Robert F. Reich

Exhibit A

AMENDMENT TO STOCK OPTION AGREEMENT AND GRANT NOTICE

This Amendment to the Stock Option Agreement and Grant Notice (the "Amendment "), dated and effective as of May 20, 2015 (the "Effective Date"), is made by and between Syniverse Corporation, a Delaware corporation (the "Company"), and Robert Reich, (the "Optionee").

WHEREAS, the Company and the Optionee previously entered that certain Stock Option Agreement and Grant Notice (collectively, the "Option Agreement "), dated as of April 1, 2015; and

WHEREAS, pursuant to Sections 4.l (b) and 8.3(b) of the 2011 Equity Incentive Plan of Buccaneer Holdings, Inc., as assigned to Syniverse Corporation , as amended (the "Equity Plan"), and Section 4.5 of the Option Agreement , the Company has reserved the right to amend the Option Agreement, subject, in certain circumstances, to the Optionee's consent; and

WHEREAS, the Company and the Optionee have mutually agreed that it is in their best interest to amend the Option Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	As of the Effective Date, the Option Agreement is hereby amended as follows:

(a)The "Total Number of Shares Subject to the Option" as set forth in the Option Agreement is reduced from Five Hundred Thousand (500,000) shares of common stock, par value $0.01 per share, of the company ("Common Stock") to Three Hundred Sixty Thousand (360,000) shares of Common Stock, and (b) One Hundred Forty Thousand (140,000) shares of Common Stock subject to the Option will be cancelled and will no longer be available for issuance upon exercise of the Option.

(b)Section 2. l (a) of the Option Agreement is hereby amended and restated in its entirety as follows:

"(a) Subject to Section 2.1 (b) and Section 2.3, the shares covered by the Option shall become vested and exercisable in four equal and cumulative installments provided that the Optionee remains continuously in active service with the Company or any of its Subsidiaries from the Grant Date through such date as follows:

(i)The first installment shall consist of 25% of the shares covered by the Option and shall become vested and exercisable on the first anniversary of the Grant Date;

(ii)The second installment shall consist of 25% of the shares covered by the Option and shall become vested and exercisable on the second anniversary of the Grant Date;

(iii)The third installment shall consist of 25% of the shares covered by the Option and shall become vested and exercisable on the third anniversary of the Grant Date; and

(iv)The fourth installment shall consist of 25% of the shares covered by the Option and shall become vested and exercisable on the fourth anniversary of the Grant Date"

(c)Sections 2.1 (b) and 2.l (c) of the Option Agreement are hereby deleted in its entirety.

(d)Section 2.1(d) of the Option Agreement shall be renamed Section 2. 1(b) of the Option Agreement.

(e)Section 2.l (e) of the Option Agreement shall be renamed Section 2.l (c) of the Option Agreement.

(f)	Section 4.6 of the Option Agreement is hereby deleted in its entirety.

(g)Section 4.7 of the Option Agreement is hereby renamed Section 4.6 of the Option Agreement.

(h)The definitions of "EBITDA," "EBITDA Target" and "Cumulative EBITDA Target" set forth in Sections 5.3 and 5.4 of the Option Agreement are hereby deleted in their entirety and Sections 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11 and 5.12 of the Option Agreement are hereby renamed Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10 of the Option Agreement , respectively (and all references thereto are renamed accordingly).

(i)	Exhibit C to the Option Agreement is hereby deleted in its entirety.

2.The Optionee represents that he is the holder of the Option and that the Option is free and clear of all liens, charges, encumbrances, pledges, security interests, or other obligations.

3.In connection with this Amendment , the Optionee shall cause his or her spouse, if any, to execute the consent attached hereto as Exhibit A as soon as practicable following the Effective Date.

4.Except as provided in this Amendment , the Option Agreement shall remain in full force and effect. This Amendment, together with the Option Agreement , constitutes the entire Option Agreement as amended through, and effective as of, the Effective Date. This Amendment may be executed in one or more counterparts and may be wholly or partially amended or otherwise modified , suspended or tenninated at any time or from time to time by the Administrator (as defined in the Equity Plan) or the Board (as defined in the Equity Plan); provided that, except as provided by Section 8.1 of the Equity Plan, neither the amendment, modification , suspension nor tennination of this Amendment shall, without the consent of the Optionee, materially alter or impair any rights or obligations under the Option. This Amendment shall be administered, interpreted and enforced under the laws of the state of Delaware, without regard to conflicts oflaw principles of any jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to the Stock Option Agreement and Grant Notice as of the day and year first above written.

SYNIVERSE CORPORATION

By: /s/ Stephen C. Gray
Stephen C. Gray
President and CEO

Executive

By: /s/ Robert F. Reich
Robert F. Reich

EXHIBIT A

CONSENT

As the undersigned spouse of Optionee, I hereby acknowledges that I have read that certain Amendment to Stock Option Agreement and Grant Notice, by and between my spouse and the Company and dated as of May 20, 201 5 (the "Amendment"), and that I understand their contents. I agree that my spouse's interest in the Option and the Shares subject to such Option are subject to the Amendment and any interest I may have in such Option and the Shares subject to such Option shall be irrevocably bound by the Amendment and further that my community property interest, if any, shall be similarly bound by the Amendment.
I am aware that the legal, financial and other matters contained in the Amendment are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Amendment that I will waive such right.
Capitalized terms used in this consent and not defined herein shall have the meanings given to such terms in the Option Agreement (as defined in the Amendment).